Exhibit 99.1

ATC Contact: Adam Smith

Vice President, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER ANNOUNCES EXPIRATION OF TENDER OFFER PERIOD FOR OUTSTANDING SHARES OF CORESITE REALTY CORPORATION

Boston, Massachusetts – December 28, 2021 – American Tower Corporation (NYSE: AMT) (“American Tower”) announced today the expiration of its previously announced tender offer for all outstanding shares of common stock of CoreSite Realty Corporation (NYSE: COR) (“CoreSite”). American Tower intends to promptly complete the acquisition of CoreSite through a merger of one of its wholly owned subsidiaries with and into CoreSite.

The previously announced tender offer expired one minute after 11:59 p.m. (Eastern time) on Monday, December 27, 2021, and was not extended. The depositary for the tender offer advised American Tower and CoreSite that immediately prior to the tender offer’s expiration there were validly tendered and not validly withdrawn, a total of 31,443,126 shares of CoreSite’s common stock, representing approximately 71.15% of the shares of CoreSite’s common stock outstanding immediately prior to the tender offer’s expiration. Appleseed Merger Sub LLC, American Tower’s wholly owned subsidiary, accepted for payment all shares validly tendered and not validly withdrawn in the tender offer and will promptly pay for all such tendered shares in accordance with the terms of the tender offer. Accordingly, American Tower intends to promptly consummate the merger of Appleseed Merger Sub LLC with and into CoreSite on December 28, 2021, with CoreSite continuing as the surviving corporation and a wholly owned subsidiary of American Tower. In connection with the consummation of the merger, the CoreSite shares will be delisted and cease trading on the New York Stock Exchange.

In connection with the merger, each share of CoreSite common stock issued and outstanding immediately prior to the effective time of the merger (other than certain restricted shares and shares held by certain American Tower subsidiaries) will be converted into the right to receive $170.00 per share in cash, the same amount per share paid in the tender offer.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of approximately 219,000 communications sites. For more information about American Tower, please visit the “Earnings Materials” and “Investor Presentations” sections of our investor relations website at www.americantower.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements about future events and expectations, or “forward-looking statements,” all of which are inherently uncertain. We have based these forward-looking statements on management’s current expectations and assumptions and not on historical facts. When we use words such as “projects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “expects,” “forecasts,” “should,” “would,” “could,” “may” or similar expressions, we are making forward-looking statements. Examples of these statements include, but are not limited to, statements regarding the proposed closing of the transaction described above, American Tower’s ability to successfully integrate the assets it acquires or utilize such assets to their full capacity, including the integration of CoreSite following the consummation of the transaction described above, expected financial projections for the real estate portfolio and the impact on American Tower’s consolidated results and the expected consideration. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the transaction described above, uncertainties as to the timing of the transaction described above, the effects of the transaction described above on relationships with employees, other business partners or governmental entities and the ability of American Tower to realize the benefits it expects from the transaction described above. For additional important factors that may cause actual results to differ materially from those indicated in these forward-looking statements, we refer you to the information contained in Item 1A of

American Tower’s and CoreSite’s annual reports on Forms 10-K for the year ended December 31, 2020, each under the caption “Risk Factors” and in other periodic filings American Tower and CoreSite make with the Securities and Exchange Commission, including current reports on Form 8-K and quarterly reports on Form 10-Q.

You should keep in mind that any forward-looking statement we make in this press release speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. American Tower does not undertake any obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances except as may be required by law.

# # #